UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2013 (June 20, 2013)

Asbury Automotive Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31262	01-0609375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2905 Premiere Parkway, NW, Suite 300, Duluth, Georgia 30097

(Address, Including Zip Code, of Principal Executive Offices)

(770) 418-8200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On June 20, 2013, Asbury Automotive Group, Inc. (“Asbury”, “we” or the “Company”) issued $100,000,000 aggregate principal amount of 8.375% Senior Subordinated Notes due 2020 (the “Additional Notes”) pursuant to a fourth supplemental indenture (the “Supplemental Indenture”) to that certain indenture, dated as of November 16, 2010 (as previously supplemented, the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) among the Company, the subsidiary guarantors signatory thereto (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”). The Additional Notes are an additional issuance of, and rank equally and form a single series with, the $200.0 million in aggregate principal amount of the Company’s 8.375% Senior Subordinated Notes due 2020 which were issued under the Base Indenture on November 16, 2010 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

The Additional Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

The Notes mature on November 15, 2020. Interest on the Notes is payable semiannually, on May 15 and November 15 of each year. We may redeem some or all of the Notes at any time after November 15, 2015 at specified redemption prices. We may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings completed before November 15, 2013. In addition, we may redeem some or all of the Notes at any time prior to November 15, 2015 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Notes. The terms of the Notes are set out in detail in the Indenture.

In connection with the issuance of the Additional Notes, Asbury, the Guarantors and the initial purchasers of the Additional Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated June 20, 2013. The Registration Rights Agreement requires the Company and the Guarantors to file an exchange offer registration statement with the SEC relating to the Additional Notes and related guarantees within 120 days after the date the Notes and related guarantees were issued, and to use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the Additional Notes were issued. If, under certain circumstances, an exchange offer cannot be completed, the Company and the Guarantors must use their commercially reasonable efforts to file with the SEC a shelf registration statement covering resales of the Additional Notes and related guarantees and use their commercially reasonable efforts to cause such registration statement to be declared effective as provided for in the Registration Rights Agreement. In such instance, the Company would be obligated to keep such shelf registration statement effective for up to one year from the date of the initial effectiveness of the shelf registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will, under certain circumstances, be required to pay additional interest to the holders of the Additional Notes.

Copies of the Fourth Supplemental Indenture and the Registration Rights Agreement are attached to this current report on Form 8-K as exhibits 4.1 and 4.2, respectively, and are incorporated by reference as if fully set forth herein. The Indenture and the form of the Notes have previously been filed with the SEC as Exhibit 4.1 and Exhibit 4.2, respectively, to the Company’s Current Report on Form 8-K, filed on November 18, 2010, and are incorporated by reference as if fully set forth herein. The foregoing descriptions of the Indenture, the Fourth Supplemental Indenture, the Additional Notes and the Registration Rights Agreement are qualified in their entirety by the complete text of each of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the first three paragraphs of Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events

On June 20, 2013, the Company issued a press release announcing the completion of the offering of the Additional Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Section 9.01. Financial Statements and Exhibits

(d). Exhibits

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of June 20, 2013, by and among the Company, each of the guarantors signatory thereto and The Bank of New York Mellon, as Trustee

4.2	Registration Rights Agreement, dated as of June 20, 2013, by and among the Company, the guarantors signatory thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

99.1	Press release dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Scott J. Krenz
Name:	Scott J. Krenz
Title:	Senior Vice President and Chief Financial Officer

Date: June 20, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of June 20, 2013, by and among the Company, each of the guarantors signatory thereto and The Bank of New York Mellon, as Trustee

4.2	Registration Rights Agreement, dated as of June 20, 2013, by and among the Company, the guarantors signatory thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

99.1	Press release dated June 20, 2013